UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, the Board of Directors (the “Board”) of Merrimack Pharmaceuticals, Inc. (the “Company”) approved a bonus award pursuant to the Company’s 2018 annual performance-based cash bonus program (the “2018 Bonus Program”) for Richard Peters, the Company’s President and Chief Executive Officer, as set forth below:

2018 Base Salary	Target Bonus Percentage	Target Cash Bonus	2018 Actual Cash Bonus		Actual Bonus as % of Salary
$722,084	65%	$469,355	$610,161	(1)	84.5%

(1)

The target cash bonus for 2018 for Dr. Peters is based on the achievement of the Company’s corporate objectives. The Board determined that the Company achieved its corporate objectives for 2018 at a level of 110%. In addition, the Board used its discretion to further increase Dr. Peters’ bonus award to 130% of his target cash bonus to recognize his leadership and engagement.

The Board also increased Dr. Peters’ base salary to $743,746, retroactive to January 1, 2019.

Also on February 11, 2019, the Organization and Compensation Committee (the “Committee”) of the Board approved a bonus award pursuant to the 2018 Bonus Program for each of the Company’s other named executive officers, as set forth below:

Name	2018 Base Salary	Target Bonus Percentage	Target Cash Bonus	2018 Actual Cash Bonus(1)		Actual Bonus as % of Salary
Daryl C. Drummond Head of Research	$276,717	35%	$96,851	$107,505	(2)	38.9%
Jean M. Franchi Chief Financial Officer	$402,915	35%	$141,020	$162,173	(3)	40.2%
Jeffrey A. Munsie General Counsel and Head of Corporate Operations	$367,200	35%	$128,520	$140,087	(4)	38.2%
Sergio L. Santillana Chief Medical Officer	$379,171	35%	$132,710	$143,327	(5)	37.8%

(1)

The target cash bonus for 2018 for Dr. Drummond, Ms. Franchi, Mr. Munsie and Dr. Santillana is based 80% on the achievement of the Company’s corporate objectives and 20% on the achievement of specified individual objectives. The Board determined that the Company achieved its corporate objectives for 2018 at a level of 110%.

(2)	The Committee determined that Dr. Drummond achieved his individual objectives for 2018 at a level of 115%, which made him eligible for a bonus award equal to 111% of his target cash bonus.

(3)	The Committee determined that Ms. Franchi achieved her individual objectives for 2018 at a level of 135%, which made her eligible for a bonus award equal to 115% of her target cash bonus.

(4)	The Committee determined that Mr. Munsie achieved his individual objectives for 2018 at a level of 105%, which made him eligible for a bonus award equal to 109% of his target cash bonus.

(5)	The Committee determined that Dr. Santillana achieved his individual objectives for 2018 at a level of 100%, which made him eligible for a bonus award equal to 108% of his target cash bonus.

The Committee also increased the base salary for each of the Company’s other named executive officers, retroactive to January 1, 2019, as set forth below:

Name	2019 Base Salary
Daryl C. Drummond	$285,019
Jean M. Franchi	$415,003
Jeffrey A. Munsie	$378,216
Sergio L. Santillana	$390,546

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: February 15, 2019	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel